EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 114 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) of my opinion dated December 22, 2010, which was filed as Exhibit (i) to Post-Effective Amendment No. 112.

/s/ Katy D. Burke Katy D. Burke, Esq.

January 27, 2011 Boston, Massachusetts